EXHIBIT 3(i)

                              Amended and Restated

                            Articles of Incorporation

                                       Of

                            Prevention Insurance.com

         WHEREAS, the Articles of Incorporation ("Articles") of Prevention Insurance.com, formerly Vita Plus Industries, Inc., were initially filed with the Secretary of State for the State of Nevada on May 7, 1975; and

         WHEREAS, a FIRST AMENDMENT to the Articles was filed with the Secretary of State for the State of Nevada on February 9, 1977; and

         WHEREAS, the Articles were again amended by filing a SECOND AMENDMENT thereto with the Secretary of State for the State of Nevada on December 23, 1977; and

         WHEREAS, the Articles were again amended by filing a THIRD AMENDMENT thereto with the Secretary of State for the State of Nevada on May 23, 1983; and

         WHEREAS, the Articles were again amended by filing a FOURTH AMENDMENT thereto with the Secretary of State for the State of Nevada on July 20, 1983; and

         WHEREAS, the Articles were again amended by filing a FIFTH AMENDMENT thereto with the Secretary of State for the State of Nevada on August 12, 1983; and

         WHEREAS, the Articles were again amended by the filing of Certificate of Amendment with the Secretary of State for the State of Nevada on March 29, 1988; and

         WHEREAS, the Articles were again amended by filing an additional Certificate of Amendment with the Secretary of State for the State of Nevada on March 14, 1991; and

         WHEREAS, the Articles were again amended by filing an additional Certificate of Amendment with the Secretary of State for the State of Nevada on September 29, 1999.

         NOW THEREFORE, the undersigned do hereby declare and certify that a majority of the Board of Directors of the Corporation resolved by a special meeting of the Board of Directors, which was held on February 14, 2001, and a majority of the stockholders of the Corporation resolved by written consents dated February 14, 2001, in lieu of a special meeting of stockholders, to amend and to restate the entire text of the Articles as follows:


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         That we the undersigned, have this day voluntarily associated ourselves together for the purpose of amending the Articles of Incorporation, and to this end we do hereby certify:

         FIRST: The name of this Corporation shall be

                  PREVENTION   INSURANCE.COM
                  (Amended by Certificate filed September 29,1999.)

         SECOND: The location of the principle office of this Corporation in the State of Nevada shall be at 2770 South Maryland Parkway, Suite 403A, in the City of Las Vegas, County of Clark, State of Nevada, and the Resident Agent in charge thereof is Ronald Hubel. (Amended by this Certificate.)

         THIRD: The purpose for which said Corporation is formed, and the nature and objects to be accomplished and the business to be transacted and carried on by it are:

                  To engage in any lawful business, and to engage as Agent, Managing General Agent, and/or Broker in all classes of insurance now or hereafter permitted by statutes.

                 (Amended by Certificate filed March 14, 1991.)

         FOURTH: The Corporation is authorized to issue Twenty-two Million (22,000,000) shares of capital stock consisting of:

               1. Twenty Million (20,000,000) shares of Common Stock, par value $.01 per share (including all outstanding shares of common stock as of the effective date of this Amendment to the Articles of Incorporation); and

               2. Two Million (2,000,000) shares of Preferred Stock, par value $.01 per share.

                  (Amended by this Certificate.)

         FIFTH: No shareholder of the Corporation shall have any preemptive or preferential right of subscription to any shares of any class of the Corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the Corporation, issued or sold, nor any right of subscription to any thereof other than such right, if any, and at such price as the Board of Directors, in its discretion from time to time may determine, pursuant to the authority hereby conferred by the Certificate of Incorporation, and the Board of Directors may issue shares of the Corporation or obligations convertible into shares without offering such issue either in whole or in part to the shareholders of the Corporation. Should the Board of Directors as to any portion of the shares of the corporation, whether now or hereafter authorized, or to any obligation convertible into shares of the Corporation, offer the same to the shareholders or any class thereof, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of such shares or obligations without so offering the same to shareholders. The acceptance of shares of the Corporation shall be a waiver of any such preemptive or preferential right which in the absence of this provision might otherwise be asserted by shareholders of the Corporation or any of them.

                  (Amended by Certificate filed May 23, 1983.)


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         SIXTH: No shares of the  Corporation  shall be subject to assessment to
pay  debts  of  the  Corporation,   and  in  this  particular  the  Articles  of
Incorporation shall not be subject to amendment.

                                 (Not amended.)

         SEVENTH: The names and addresses of the respective incorporators signing the original Articles of Incorporation were as follows:

         Name                               Address
         ----                               -------

         Dr. McLloyd Barney                 5606 Raba Avenue, Las Vegas, Nevada

         Ronna Boucher                      605 Oakmont, Las Vegas Nevada

         Hank Hardesty                      P.O. Box 390, Las Vegas, Nevada

                  (Not amended.)

         EIGHTH: This Corporation shall have perpetual existence.

                  (Not amended.)

         NINTH: At all times each holder of common stock of the Corporation shall be entitled to one vote for each share of such stock outstanding in his name on the books of the Corporation. The holders of the common stock of the Corporation shall not have cumulative voting rights.

                  (Amended by Certificate filed May 23,1983.)

         TENTH: The Corporation, by resolution or resolutions of the Board of Directors, shall have power to create and issue, whether or not in connection with the issue and sale of any shares or other securities of the Corporation, warrants, rights or options entitling the holders thereof to purchase from the Corporation any shares of any class or classes or any other shares of the Corporation, such warrants, rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices (not less than the minimum amount prescribed by law, if any) at which any such warrants, rights or options may be issued and any such shares or other securities may be purchased from the Corporation upon the exercise of any such warrant, right or option shall be such as shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights, or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights, or options from time to time for such consideration, and to such persons, firms, or corporations, as the Board of Directors may determine.

                  (Amended by Certificate filed May 23, 1983.)

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         ELEVENTH: If any person, firm, or corporation,  hereinafter referred to as the Tender Offeror, or any person, firm, or corporation controlling the Tender Offeror, controlled by the Tender Offeror, or under common control with the Tender Offeror or any group of which the Tender Offeror or any of the foregoing persons, firms, or corporations are members, or any other group controlling the Tender Offeror, controlled by the Tender Offeror, or under common control with the Tender Offeror owns of record, or owns beneficially, directly or indirectly, more than 10% of any class of equity security of this Company, then any merger or consolidation of the Company with the Tender Offeror, or any sale, lease, or exchange of substantially all of the assets of this Company or of the Tender Offeror to the other may not be effected unless a meeting of the shareholders of this Company is held to act thereon and the votes of the holders of voting securities of this Company representing not less than 66 2/3 % of the votes entitled to vote thereon voted in favor thereof. As used herein, the term group includes persons, firms, and corporations acting in concert, whether or not as a formal group, and the term equity security means any share or similar security; or any security convertible, with or without consideration, into such a security; or any such warrant or right. The foregoing is in addition to the requirements of the Nevada Corporation Law and may not be amended or repealed without a 66 2/3 % vote of the shareholders entitled to vote thereon.

                  (Amended by Certificate filed August 12, 1983.)

         TWELFTH: The members of the Governing Board shall be styled "Directors" and their number shall not be less than three nor more than twelve. However, the Board of Directors may, from time to time, increase or decrease the number of Directors by amending the By-Laws of the corporation.

                  (Amended by Certificate filed July 20, 1983.)

         THIRTEENTH: Each Director shall serve a term of one year from the date of the annual meeting at which he was elected, or until his successor is elected and qualified. In the event of the death, resignation or removal of a Director during his elected term of office his successor shall be elected to serve only until the expiration of the term of his predecessor. If a Director is elected by the Board of Directors to fill a vacancy caused by an increase in the number of Directors constituting the full Board of Directors, his term of office shall extend only until the next annual meeting of stockholders at which directors are elected.

                  (Amended by this Certificate.)

         FOURTEENTH: The Corporation shall provide any indemnity required or permitted by the Laws of Nevada and shall indemnify directors, officers, agents, and employees as follows:

         1. The Corporation shall indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigation (other than an action by or in the

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right of the  Corporation) by reason of the fact that he is or was such director or officer or an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was not unlawful.

         2. The Corporation shall indemnify any directors or officers of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was such a director or officer or an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise,. Against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court having jurisdiction in the premises, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper.

         3. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to in paragraphs 1 or 2 of this Article FOURTEENTH or in the defense of any claims, issue, or matter therein, he shall be indemnified against expense (including attorney's fees) actually and reasonably incurred by him in connection therewith, without the necessity for the determination as to the standard of conduct as provided in paragraph 4 of this Article FOURTEENTH.

         4. Any indemnification under paragraph 1 or 2 of this Article FOURTEENTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met this applicable standard of conduct in paragraph 1 or 2 of this Article FOURTEENTH. Such determination shall be made (a) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding or (b) if such quorum is not obtainable or, even if obtainable, if such quorum of disinterested directors so directs, by independent legal counsel (who may be regular counsel for the Corporation) in a written opinion; and any determination so made shall be conclusive.

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         5. Expenses incurred in defending a civil or criminal action,  suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding, as authorized in the particular case, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section.

         6. Agents and employees of the Corporation who are not directors or officers of the Corporation may be indemnified under the standards set forth above, in the discretion of the Board of Directors of the Corporation.

         7. Any indemnification pursuant to this Article FOURTEENTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (Amended by Certificate filed May 23, 1983.)

         FIFTEENTH: Shares in other corporations held by this Corporation shall be voted by such officer or officers of this Corporation as the Board of Directors by a majority vote shall designate for that purpose, or by a proxy thereunto duly authorized by like vote of the Board, or in the absence of such designation, such shares shall be voted by such officer of the Corporation as the executive committee shall determine.

                  (Amended by Certificate filed May 23, 1983.)

         SIXTEENTH: All shares of common stock of this Corporation outstanding as of April 28, 1983 (21,819 shares) shall be divided in the ratio of 36 shares for each share outstanding resulting in an aggregate of 1,300,000 shares authorized and 785,484 outstanding after said division.

                  (Amended by Certificate filed May 23, 1983 and clarified and restated by Certificate filed July 20, 1983.)

         SEVENTEENTH The shares of Preferred Stock may be issued by the Board of Directors, from time to time, in one or more series, and with respect to each series the Board of Directors shall fix before issuance:




               (a) the designation and the number of shares to constitute each series, (b) the liquidation rights, if any, (c) the dividend rights and rates, if any, (d) the rights and terms of redemption, if any, (e) whether the shares will be subject to the operation of a sinking or retirement fund, (f) whether the shares are to be convertible or exchangeable into other securities of the Corporation, (g) any preference to the holders of Preferred Stock which constitutes a subordination of the Common Stock with respect to the of any dividends, (h) the voting power, if any, in addition to the voting rights provided by law, of the shares, which voting power may be general or special and vary as permitted by law, and (i) such other provisions as shall not be inconsistent with the Corporation's Articles of Incorporation or the General Corporation Law of Nevada. All Preferred Stock shall
               be  fully  paid  as  issued  and   non-assessable.

                  (Amended  by Certificate filed March 29, 1988.)

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         EIGHTEENTH:  Except as hereinafter provided, the officers and directors of the Corporation shall not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer. This limitation on personal liability shall not apply to acts or omissions which involve intentional misconduct, fraud, knowing violation of law, or unlawful payment of dividends prohibited by Nevada Revised Statutes Section 78.300.

                  (Amended by Certificate filed March 29, 1988.)

         DATED:  February 20, 2001

                                                   /s/ Scott C. Goldsmith
                                                   -----------------------------
                                                   Scott C. Goldsmith, President

                                                   /s/ Aleene Goldsmith
                                                   -----------------------------
                                                   Aleene Goldsmith, Secretary

STATE OF NEVADA

COUNY OF CLARK

         On this 20th day of February, 2001, before me, a Notary Public in and for the County of Clark, State of Nevada, personally appeared SCOTT C. GOLDSMITH, proved to me to be the President, and ALEENE GOLDSMITH, proved to me to be the Secretary of PREVENTION INSURANCE.COM, and they acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         IN WITNESS THEREOF, I have hereunto set my hand and affixed my official seal.

NOTARY PUBLIC STATE OF NEVADA               /s/Alice J. Johnson
County of Clark                            ------------------
                                           NOTARY PUBLIC

Alice J. Johnson
Appt. No. 00-60560-1
My Appt. Expires September 10, 2003


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